                                                                 Exhibit 2(d)(2)


____________     _____________      ____________________      __________________
 SEQUENCE #       ACCOUNT KEY       SUBSCRIPTION RIGHT #      RIGHTS TO PURCHASE



SUBSCRIPTION CERTIFICATE                                      __________________
                                                              RECORD DATE SHARES

     The registered owner of this Subscription Certificate is entitled to subscribe for one share (a "Share") of the Common Stock of Blue Chip Value Fund, Inc. for every ___ rights ("Rights") held, one of which has been issued for each share of Common Stock owned of record on______, 2001 (the "Record Date"). If such registered owner subscribes for the maximum number of Shares to which he or she is entitled through the Basic Subscription Privilege, he or she is entitled to subscribe for an unlimited number of additional Shares not otherwise subscribed for pursuant to the Oversubscription Privilege, subject to proration as described in the Prospectus dated______, 2001, if there are sufficient available Shares. For purposes of determining the number of Shares a holder may acquire, shareholders whose shares are held of record on the Record Date by a depository or nominee will be deemed to be holders of the Rights that are issued to such depository or nominee. All subscriptions are subject to the terms and conditions set forth herein and in the Prospectus.


               By:  Mellon Investor Services, L.L.C.
                    as Subscription Agent


                    THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK TIME, ON
               __________, 2001 AND THIS SUBSCRIPTION CERTIFICATE IS VOID THEREAFTER.

                    THIS RIGHTS OFFERING HAS BEEN QUALIFIED OR IS BELIEVED TO BE
               EXEMPT FROM QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATES IN THE UNITED STATES. RESIDENTS OF OTHER JURISDICTIONS MAY NOT PURCHASE THE SHARES OF COMMON STOCK OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH SHARES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS.

SUBSCRIPTION TO PURCHASE SHARES OF COMMON STOCK
RETURN TO: MELLON INVESTOR SERVICES, L.L.C.

     BY MAIL:                                           BY OVERNIGHT COURIER:               BY HAND:

     Mellon Investor Services, L.L.C.                   Mellon Investor Services, L.L.C.    Mellon Investor Services, L.L.C.
     P.O. Box 3301                                      85 Challenger Road                  120 Broadway, 13th Floor
     South Hackensack, NJ  07606                        Overpeck Centre                     New York, NY  10271
                                                        Ridgefield Park, NJ 07660
                                                        Attention: Reorganization

     1.  Number of Shares subscribed for through the                                      2.  Number of Shares subscribed for
     Basic Subscription Privilege (not to exceed one                                      through the Oversubscription Privilege
     Share for each ___Rights held):                                                      (No limit, except Basic Subscription must
     ____________________________                                                         be fully exercised):
              Shares
                                                                                          _________________________________________
                                                                                                            Shares

     4.  Method of Payment (Check (A) or (B)):                                        3.  Total Subscription Price (sum of lines
                                                                                          1 and 2 multiplied by $______): $_______


     [_] (A) Certified, Cashier's or personal check payable to Mellon Investor Services, L.L.C.

                             or

     [_]  (B) Wire Transfer Directed to Chase Manhattan Bank, New York, NY, ABA
              #021000021, Reorg Acct # 323-213057, FBO, Blue Chip Attn: Mellon Investor Services, Evelyn O'Connor


     [_] Notice of Guaranteed Delivery, together with payment of the full subscription price

              __________________________

     AGREEMENT AND SIGNATURE

          I hereby irrevocably subscribe for the number of Shares indicated above upon the terms and conditions specified in the Prospectus relating thereto. Receipt of the Prospectus is hereby acknowledged.

     DATED: _______________, 2001

     ____________________________

     ____________________________

     Please date and sign exactly as your name appears on the reverse side of this Subscription Certificate. Joint owners should each sign. If signing as executor, administrator, attorney, trustee or guardian, give title as such. If a corporation, sign in full corporate name by authorized officer, if a partnership, sign in the name of authorized person.

     TO BE EXECUTED ONLY BY NON-UNITED STATES RESIDENTS:

          I hereby certify that the foregoing purchase of Shares has been effected in accordance with the applicable laws of the jurisdiction in which I reside.

     DATED: _______________, 2001

     ____________________________

     ____________________________